Project Jefferson January 22, 2008 Presentation to the Independent Committee of the Board of Directors STRICTLY CONFIDENTIAL Exhibit (c)(4)

Disclaimer
The accompanying material was compiled on a confidential basis for use solely by the Independent Committee of Board of Directors of Jefferson (the “Committee”) in evaluating the proposed transaction described therein.  This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future.  UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material.
It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by Jefferson and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including without limitation, the accuracy or achievability of any such estimates, valuations, and/or projections.  Actual results may vary from such estimates, valuations and/or projections and such variations may be material.  This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

Project Jefferson: Comparison of Catterton Key Deal Terms
Merger Agreement Key Terms Amended Merger Agreement Key Terms
Consideration
to Shareholders
$6.70 per share in cash, without interest $4.50 per share in cash, without interest
Additional Consideration
to the Company
$25.0 million subordinated loan¹
– 8% payable-in-kind interest; increases to 10% payable-
in-kind interest after 7/1/2008
– Matures 6 months after maturity of Borrower current
Credit Facility (6/30/2012)
– Covenant-Lite
Closing Conditions; MAE
No lease condition
No financing condition; BOA consent and waiver agreement
has been signed
Rollover shareholders must perform their commitments
MAE language has been negotiated
Removed results of operations of the Company from the
definition of MAE
Go-Shop
35 days with open go-shop provision (i.e., Topps)
35 days with open go-shop provision (i.e., Topps)
Fiduciary-out Termination
Right
Subject to matching rights
– Catterton will have 5 business days to match
Subject to matching rights
– Catterton will have 5 business days to match
Break-up Fee
2.5% of equity value (plus expense reimbursement not to
exceed 0.50%) during go-shop period or if deal is signed
with an "excluded party"; 4.0% (plus expense
reimbursement) otherwise
2.5% of equity value (plus expense reimbursement not to
exceed 2.0%) if deal is signed with an "excluded party";
4.0% (plus expense reimbursement) otherwise
Reverse
Break-up Fee
4.0% of equity value (plus expense reimbursement)
Fund guarantee of obligations
$10.7 million (equals 4.0% of prior equity value, 6.0% of
amended equity value)
No Vote Break-up Fee 1% of equity value 1% of equity value
Shareholder Rollover
8.0 million shares (20.5% of basic shares outstanding)
Rollover shareholders:
Shares (mm) ($mm)
– Gary Friedman 1.0 $6.7
– Glenhill Advisors 3.6 24.1
– Reservoir Capital 2.1 14.1
– Palo Alto Investors 1.3 8.7
– Total 8.0 $53.6
Vardon Capital to agree to a cash investment equal in
value to the value of 3.45mm shares
8.0 million shares (20.5% of basic shares outstanding)
Rollover shareholders:
Shares (mm) ($mm)
– Gary Friedman 1.0 $4.5
– Glenhill Advisors 3.6 16.2
– Reservoir Capital 2.1 9.5
– Palo Alto Investors 1.3 5.9
– Total 8.0 $36.1
Vardon Capital to agree to a cash investment equal in value
to the value of 3.45mm shares
Note:
1 UBS is not opining to the fair value of the subordinated loan

3
Financial Summary—Management Forecasts (Amended Merger Agreement)
Management
Fiscal Year¹
2004A 2005A 2006A 2007E 2008E 2009E 2010E
Total Revenue² $525.8 $581.7 $712.8 $730.9 $741.3 $803.6 $857.4
EBIT $4.1 $0.9 $10.6 ($17.6) ($4.9) $7.3 $16.8
EBIT Margin 0.8% 0.2% 1.5% (2.4%) (0.7%) 0.9% 2.0%
EBITDA $20.0 $20.5 $32.3 $4.9³ $17.7 $30.2 $39.2
EBITDA Margin 3.8% 3.5% 4.5% 0.7% 2.4% 3.8% 4.6%
Net Income $1.7 ($29.3) $3.3
Net Income Margin 0.3% (5.0%) 0.5%
Capital Expenditures $13.4 $29.7 $15.2 $12.3 $11.0 $11.1 $11.5
Notes:
1
Fiscal Year Ending January 31 of the following year
2
Includes external revenue and all segment revenues

Excludes non-recurring items (primarily transaction-based costs, operating losses from Brocade business, and Orion settlement) of $5.4mm in 2007

Stock Price Performance
Pre-Announcement (11/7/07)
Moving Averages:
30-Day: $3.08
60-Day: $3.18
90-Day $3.69
Source:     FactSet
Amended Merger Price
($4.50) Premium:
30-Day: 45.9%
60-Day: 41.7%
90-Day 21.9%
0.00
2.00
4.00
6.00
8.00
10.00
11/6/2006 2/1/2007 4/30/2007 7/26/2007 10/22/2007 1/18/2008
Original Agreement = $6.70
Amended Agreement = $4.50
Date of Original
Agreement = 11/8/07
11/19/2007
Sears files 13-D, announcing
ownership of 13.7% of
RSTO stock
12/14/2007
Sears submits draft
merger agreement to
purchase all shares of
RSTO for $6.75 each
through cash tender offer
12/10/2007
RSTO reports 3rd quarter
results; EBITDA ($7mm) vs.
$1.8mm prior year;
announces that they will not
be giving Q4 and FY
guidance
1/11/2008
RSTO
announces holiday
sales; sales down
1% over prior year

Selected Trading Statistics¹
Enterprise Value/ Enterprise Value/
Market Enterprise LTM FY07E FY08E LTM FY07E FY08E P/E P/E/G LT EPS LTM EBITDA Price Decline
Cap Value Sales Sales Sales EBITDA EBITDA EBITDA FY07E FY08E FY07E FY08E Growth² Margin Since 11/7/07
Company ($mm) ($mm) (x) (x) (x) (x) (x) (x) (x) (x) (x) (x) (%) (%) (%)
Jefferson (Management) @ Market
3
159 288 0.39 0.39 0.39 29.9 58.8 16.3 nm nm nm nm 32.5 1.3 nm
Jefferson (Management) @ $4.50 Bid ³
178 308 0.41 0.42 0.42 31.9 62.8 17.4 nm nm nm nm 32.5 1.3 nm
Home Furnishings / Improvement
Home Depot 44,519 56,358 0.63 0.73 0.73 5.5 6.2 6.5 10.3 11.8 0.8 1.0 12.3 11.6 (9.7)
Lowe's 32,528 37,746 0.78 0.78 0.74 5.9 6.2 6.2 11.6 12.1 0.8 0.8 15.1 13.3 (9.5)
Bed Bath & Beyond 7,086 6,709 0.94 0.95 0.88 6.4 6.8 6.7 12.7 12.5 0.9 0.9 13.9 14.7 (14.0)
Williams-Sonoma 2,284 2,365 0.62 0.60 0.59 5.1 5.2 5.4 11.6 12.2 0.9 0.9 13.3 12.1 (26.8)
Ethan Allen 724 793 0.78 0.79 0.79 5.4 5.7 5.8 10.1 9.8 1.3 1.3 7.7 14.6 (18.8)
Mean 0.75 0.77 0.75 5.7 6.0 6.1 11.3 11.7 0.9 1.0 12.5 13.2 (15.8)
Median 0.78 0.78 0.74 5.5 6.2 6.2 11.6 12.1 0.9 0.9 13.3 13.3 (14.0)
Other Specialty Retail - Large Cap
Best Buy 18,784 18,197 0.46 0.45 0.41 6.7 6.5 5.9 13.1 12.7 0.9 0.8 15.3 6.9 (4.8)
Staples 15,513 14,814 0.77 0.76 0.70 7.5 7.5 6.9 15.1 13.7 1.0 0.9 15.6 10.2 0.4
OfficeMax 1,446
1,765
4
0.19 0.19 0.19 3.8 3.9 3.7 8.3 7.8 0.7 0.6 12.3 5.1 (26.2)
Mean 0.47 0.47 0.43 6.0 6.0 5.5 12.2 11.4 0.8 0.8 14.4 7.4 (10.2)
Median 0.46 0.45 0.41 6.7 6.5 5.9 13.1 12.7 0.9 0.8 15.3 6.9 (4.8)
Other Specialty Retail - Mid Cap
Cabela's 811 1,308 0.58 0.55 0.46 6.5 5.7 4.8 8.6 7.6 0.6 0.5 14.6 8.9 (27.7)
Conn's 369 346 0.43 0.42 0.37 4.9 4.6 4.1 9.4 8.0 0.7 0.6 12.7 8.8 (33.8)
Jo-Ann Stores 245 417 0.22 0.22 0.22 5.0 4.7 3.9 16.4 10.6 1.1 0.7 15.0 4.4 (45.9)
hhgregg 303 420 0.36 0.33 0.27 5.5 5.4 4.5 9.6 7.3 0.5 0.4 20.8 6.6 (38.2)
A.C. Moore 206 182 0.31 0.31 0.28 6.4 6.2 4.3 17.6 11.0 0.8 0.5 22.2 4.9 (36.6)
Mean 0.38 0.37 0.32 5.7 5.3 4.3 12.3 8.9 0.7 0.5 17.1 6.7 (36.4)
Median 0.36 0.33 0.28 5.5 5.4 4.3 9.6 8.0 0.7 0.5 15.0 6.6 (36.6)
Source: Company filings, press releases, earnings call transcripts, Jefferson Management Team and IBES mean estimates
Notes:
1   As of January 18, 2008
2   Estimates are IBES mean estimates
4   Adjusted to not include Securitized Timber Notes
Overall High 0.94 0.95 0.88 7.5 7.5 6.9 17.6 13.7 1.3 1.3 22.2 14.7 0.4
Overall Mean 0.55 0.54 0.51 5.7 5.7 5.3 11.9 10.6 0.8 0.8 14.7 9.4 (22.4)
Overall Median 0.58 0.55 0.46 5.5 5.7 5.4 11.6 11.0 0.8 0.8 14.6 8.9 (26.2)
Overall Low 0.19 0.19 0.19 3.8 3.9 3.7 8.3 7.3 0.5 0.4 7.7 4.4 (45.9)
3 Estimates provided by Jefferson Management Team and excludes non-recurring items (primarily transaction-based costs, operating losses from Brocade business, and Orion Settlement)
of $5.4mm in 2007

Selected Precedent Transaction Statistics
Notes:
1 Enterprise Value equal to fully diluted equity value plus total debt and minority interest minus cash and cash equivalents (all at book value)
2 Ares acquired 19.9% of the equity; precedent assumes exercise of option for additional 30.2% equity stake at $126.8mm, with equity value grossed up to 100% and includes revolver, CMBS and seller note to Sears
3 Offer price for Brookstone was revised from $20.50 down to $20.00 in July 2005 prior to closing due to weak financial results post transaction announcement
4     Based on Jefferson management estimates
Announcement
Date Acquiror Target
FD Market
Value
($mm)
EV¹
($mm)
LTM
Sales
(x)
LTM EBITDA
(x)
LTM
EBITDA
Margin (%)
Nov-06 Dick’s Sporting Goods Golf Galaxy 220 210 0.84 10.9 7.7
Jul-06 Leonard Green, Texas Pacific Group PETCO 1,679 1,815 0.89 8.9 10.0
Jun-06 Bain Capital, Blackstone Michaels Stores 6,046 5,604 1.52 11.0 13.8
May -06 PPR Sportsman Guide 265 256 0.88 14.3 6.1
Jan-06 Leonard Green & Partners The Sports Authority 1,021 1,372 0.55 8.3 6.7
Dec-05 Best Buy Pacific Sales Kitchen and Bath Centers na 410 1.28 na na
Nov-05 Ares Management Orchard Supply Hardware
2
na
776
2
na na na
Nov-05 Apollo Management Linens 'n Things 1,292 1,284 0.48 9 .1 5. 3
Sep-05 Berkshire Partners, Weston Presido Party City 374 363 0.72 13 .1 5. 5
Apr -05 J.W. Childs, Osim International, Temasek Holdings Brookstone
3
441 402 0.80 8.5 9.4
Jun-03 Bed Bath & Beyond Christmas Tree Shops na 200 0.54 na na
High
6,046 5,604
1.52 14.3 13.8
Mean
1,417 1,154
0.85 10.5 8.1
Median
731 410
0.82 10.0 7.2
Low
220 200
0.48 8.3 5.3
Jefferson @ $4.50 Bid
4
178 308 0.41 31.9 1.3

Discounted Cash Flow Analysis
Key Assumptions
Free cash flow through 2010 calculated from Jefferson latest management projections
Discounted end-year cash flows
Terminal value calculated based on a multiple of 2010 EBITDA
Assumed transaction date of 2/4/08
Tax rate of 40.0%
Assumes net debt balance of $100.7 million, estimated as of
2/4/08
Price Per Share
Enterprise Value Implied TEV/2008E EBITDA Multiple¹
Note:
1   Based on Jefferson Management estimates
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
15.5% $2.78 $3.42 $4.06
16.5%
$2.65 $3.27 $3.89
17.5% $2.52 $3.13 $3.74
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
15.5% 11.9x 13.3x 14.7x
16.5%
11.6x 13.0x 14.4x
17.5% 11.3x 12.7x 14.0x
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
15.5% $210 $236 $261
16.5% $205 $230 $255
17.5%
$200 $224 $248

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